Filed Pursuant to Rule 424(b)(3)

Registration No. 333-200302

PROSPECTUS

Metalico, Inc.

4,953,190 Shares of Common Stock

This prospectus relates to the resale or other disposition by the selling stockholder identified in this prospectus or a prospectus supplement or its transferees of up to an aggregate of 4,953,190 shares of our common stock, $.001 par value per share (“common stock”), which represents 130% of the maximum number of shares of common stock currently underlying certain warrants issued to the selling stockholder as described herein.

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale or other disposition of shares by the selling stockholder, except that we may receive the proceeds of any cash exercises of the warrants, which, if received, would be used by us for general corporate and working capital purposes. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale or other disposition of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares.

The selling stockholder may sell or otherwise dispose of the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the selling stockholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

Our common stock is listed on NYSE MKT under the symbol “MEA.” On April 24, 2015, the last reported sale price of our common stock on NYSE MKT was $0.34 per share.

Investing in the common stock involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 27, 2015

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find Additional Information” in this prospectus.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of common stock other than the shares of our common stock covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Metalico,” the “Company,” “we,” “us” and “our” refer to Metalico, Inc. and its subsidiaries.

PROSPECTUS SUMMARY

Overview

Metalico, Inc. and subsidiaries operates twenty-eight scrap metal recycling facilities, including an aluminum de-oxidizing plant co-located with a scrap metal recycling facility, in a single reportable segment. We are one of the largest full-service metal recyclers in Central and Western New York, with eleven recycling facilities located in that regional market. We also have a significant presence in Western Pennsylvania and Eastern Ohio. Our operations primarily involve the collection and processing of ferrous and non-ferrous metals. We collect industrial and obsolete scrap metal, process it into reusable forms and supply the recycled metals to our ultimate consumers that include electric arc furnace mills, integrated steel mills, foundries, secondary smelters, aluminum recyclers and metal brokers. We acquire unprocessed scrap metals primarily in our local and regional markets and sell to consumers nationally and in Canada as well as to exporters and international brokers. Some of the metal commodities we recycle include steel, copper, aluminum, stainless steel, molybdenum, tantalum, platinum, lead and many others. We are also able to supply quantities of scrap aluminum to our aluminum recycling facility. We believe that we provide comprehensive product offerings of both ferrous and non-ferrous scrap metals.

Corporate Information

Our common stock is listed on NYSE MKT under the symbol “MEA.” Our principal executive offices are located at 186 North Avenue East, Cranford, New Jersey 07016, and our telephone number is (908) 497-9610. We maintain an Internet website at http://www.metalico.com. We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

Additional Information

For additional information related to our business and operations, please refer to the reports filed with the SEC and incorporated herein by reference, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2014, as described under the caption “Incorporation of Certain Information by Reference.”

The Offering

Common stock offered by the selling stockholder	Up to 4,953,190 shares of common stock potentially issuable upon exercise of the warrants, subject to certain anti-dilution adjustments.

Use of proceeds	We will not receive any proceeds from the sale of the shares offered by this prospectus. We may, however, receive the proceeds of any cash exercises of the warrants, which, if received, would be used by us for general corporate and working capital purposes.

NYSE MKT trading symbol	MEA

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” below.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider each of the risk factors set forth in our most recent Annual Report on Form 10-K on file with the SEC, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements regarding our future performance. All forward-looking information is inherently uncertain and actual results may differ materially from assumptions, estimates or expectations reflected or contained in the forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. In addition, such “Risk Factors” may be updated from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements convey our current expectations or forecasts of future events. Actual results could differ materially from the assumptions currently anticipated. All statements contained in this prospectus other than statements of historical fact are forward-looking statements. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may,” “continue,” “estimate,” “intend,” “scheduled,” “plan,” “should,” “believe,” “project,” “expect,” “anticipate,” “potential” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. With respect to the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements speak only as of the date of this prospectus. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

USE OF PROCEEDS

The shares of our common stock being offered by this prospectus are solely for the account of the selling stockholder. We will not receive any proceeds from the sale of these shares by the selling stockholder. We may, however, receive the proceeds of any cash exercises of warrants which, if received, would be used by us for general corporate and working capital purposes.

The exercise price of the warrants held by the selling stockholder is $0.9186 per share of our common stock. However, the warrants contain a “cashless exercise” feature that allows the holder, under certain circumstances, to exercise the warrants without making a cash payment to us. There can be no assurance the warrants will be exercised by the selling stockholder at all or that the warrants will be exercised for cash rather than pursuant to the “cashless exercise” feature.

DESCRIPTION OF WARRANTS

As previously reported, on October 21, 2014, we completed a debt restructuring. In connection with the debt restructuring, in order to induce TPG Specialty Lending, Inc., as the senior secured term loan lender under our Financing Agreement, dated November 21, 2013 (the “Financing Agreement”), to enter into an amendment to the Financing Agreement (the “Financing Agreement Amendment”), we agreed to pay to such lender a $3,500,000 fee (the “Additional Fee”), payable in cash on the Term Loan A Maturity Date (as defined in the Financing Agreement Amendment) or, at the sole option of such lender, convertible in whole or in part (but without duplication) into shares of our common stock pursuant to the terms of the Common Stock Purchase Warrant issued to the lender on October 21, 2014, which represents the securities we refer to in this prospectus as the “warrants.”

The warrants have a ten-year term and are exercisable for up to 3,810,146 shares of our common stock at an exercise price of $0.9186 per share. The warrants are also exercisable on a “cashless” basis. The exercise price and number of shares of common stock issuable upon exercise of the warrants will be subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, among other events as described in the warrants. The warrants also include “weighted-average” anti-dilution protection, with certain exceptions described in the warrants. In the event of a sale of our company, the holder of the warrants has the right, exercisable at its option, to require us to purchase such holder’s warrants at a price determined using a Black- Scholes option pricing model as described in the warrants, subject to certain exceptions. In addition, in the event we are unable to issue the shares underlying the warrants to a holder upon exercise as a result of certain events, such holder will be entitled to receive cash in lieu of such shares of common stock issuable upon exercise of the warrants as set forth therein. Moreover, the number of shares of our common stock underlying the warrants is subject to reduction to the extent that any portion of the Additional Fee is paid in cash. As a result, the number of shares that will actually be issued upon exercise of the warrants may be more or less than the number of shares being offered by this prospectus.

On October 21, 2014, we also entered into a registration rights agreement with TPG Specialty Lending, Inc. (the “Registration Rights Agreement”) requiring us to register for resale 130% of the maximum number of shares of common stock underlying the warrants, including by filing with the SEC and causing the effectiveness of the registration statement relating to this prospectus. Accordingly, this prospectus relates to the resale or other disposition by TPG Specialty Lending, Inc. or any other selling stockholder identified in this prospectus or a prospectus supplement, or their transferees, of the shares of our common stock issuable upon the exercise of such warrants.

The terms of the restructuring transaction are described in greater detail in our Current Report on Form 8-K filed with the SEC on October 21, 2014, which is incorporated by reference into this prospectus, and the foregoing summaries of the documents entered into in connection with the restructuring are qualified in their entirety by reference the definitive documents relating to such transactions, copies or forms of which are filed as exhibits to this registration statement and such Form 8-K. See the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

SELLING STOCKHOLDER

The shares of common stock being offered by the selling stockholder are those issuable to the selling stockholder upon exercise of the warrants. For additional information regarding the issuance of the warrants, see “Description of Warrants” above. We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the ownership of the warrants issued to the selling stockholder, the provision of loans to us as the senior secured term loan lender under the Financing Agreement as amended by the Financing Agreement Amendment, and the entitlement to the Additional Fee in connection with the entry into the Financing Agreement Amendment payable in cash or, at the sole option of the selling stockholder, convertible in whole or in part (but without duplication) into shares issuable upon exercise of the warrants which shares are being registered hereunder, the selling stockholder has not had any material relationship with us within the past three years.

The table below lists the selling stockholder and other information regarding the beneficial ownership of the shares of common stock by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of the warrants, as of April 21, 2015, assuming exercise of the warrants in full by the selling stockholder on that date, without regard to any limitations on exercise.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholder.

In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of at least 130% of the maximum number of shares of common stock issued and issuable upon exercise of the warrants as of the trading day immediately preceding the date the registration statement is initially filed with the SEC. Because the number of shares of common stock issuable upon exercise of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Under the terms of the warrants, the selling stockholder may not exercise the warrants to the extent such exercise would cause the selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding shares of our common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which has not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name and Address of Selling Stockholder	Number of Shares of Common Stock Owned Prior to the Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (1)	Number of Shares of Common Stock Owned After the Offering	Percentage of Class Owned After the Offering
TPG Specialty Lending, Inc. (2)	3,810,146	4,953,190	0	0%

(1)	Represents 130% of the maximum number of shares of common stock issuable upon exercise of the warrants in accordance with the terms of the Registration Rights Agreement.

(2)

Consists of 4,953,190 shares offered by this prospectus, representing 130% of 3,810,146 shares of common stock that may be acquired upon exercise of the warrants held by TPG Specialty Lending, Inc. (“TSL”). The issuance of certain of the shares of common stock underlying the warrants may be contingent upon stockholder approval. In addition, beneficial ownership has been determined after giving effect to certain provisions in the warrants which limit the exercisability of the warrants if, after giving effect to such exercise, the holder’s beneficial ownership of the common stock would exceed 9.99%. TSL Advisers, LLC, a Delaware limited liability company (“TSL Advisers”) acts as investment adviser and administrator to TSL, which has elected to be regulated as a business development company under the Investment Company Act of 1940. The business and affairs of TSL Advisers are managed by TSSP HoldCo Management, LLC, a Delaware limited liability company (“TSSP Holdco Management”), which is managed by its board of directors, whose members are Messrs. David Bonderman, James G. Coulter and Alan Waxman. Any decision or determination by the board of directors of TSSP HoldCo Management requires unanimous approval of the directors in attendance once a quorum is established. TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation (“Group Advisors”) is the general partner of TPG Group Holdings (SBS), L.P., a Delaware limited partnership, which is the sole member of TPG Holdings II-A, LLC, a Delaware limited liability company, which is the general partner of TPG Holdings II, L.P., a Delaware limited partnership (“Holdings II”), which is the general partner of TPG Holdings II Sub, L.P., a Delaware limited partnership (“Holdings II Sub”), which is a member of TSL Advisers. Because of the relationship between Holdings II Sub and TSL Advisers, Group Advisors may be deemed to beneficially own the shares of common stock that may be acquired upon exercise of the warrants by TSL. Tarrant Capital Advisors, Inc., a Delaware corporation (“Tarrant Capital”) is the sole stockholder of Tarrant Advisors, Inc., a Texas corporation (“Tarrant”), which is the general partner of TSL Equity Partners, L.P., a Delaware limited partnership (“Equity Partners”), which is a member of TSL Advisers. Because of the investment by Equity Partners in TSL Advisers, Tarrant Capital may be deemed to beneficially own the shares of common stock that may be acquired upon exercise of the warrants by TSL. Messrs. Bonderman and Coulter are officers and sole stockholders of each of Tarrant Capital and Group Advisors. As officers and sole stockholders of Group Advisors, Messrs. Bonderman and Coulter may indirectly issue voting instructions to TSL Advisers in respect of the shares of common stock of TSL beneficially owned by Holdings II Sub. Because of the relationship of Messrs. Bonderman and Coulter to Tarrant Capital and Group Advisors, each of Messrs. Bonderman and Coulter may be deemed to beneficially own the shares of common stock that may be acquired upon exercise of the warrants by TSL. Also, because Messrs. Bonderman and Coulter are members of the board of directors of TSSP Holdco Management, each of Messrs. Bonderman and Coulter may be deemed to beneficially own the shares of common stock that may be acquired upon exercise of the warrants by TSL. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares of common stock that may be acquired upon exercise of the warrants by TSL except to the extent of their pecuniary interest therein. Because Mr. Waxman is a member of the board of directors of TSSP HoldCo Management, he may be deemed to beneficially own the shares of common stock that may be acquired upon exercise of the warrants by TSL. Mr. Waxman disclaims beneficial ownership of the shares of common stock that may be acquired upon exercise of the warrants by TSL except to the extent of his pecuniary interest therein. The address of each of TSL, Group Advisors, Tarrant Capital and Messrs. Bonderman, Coulter and Waxman is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued and the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholder may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker- dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $30,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholder will be entitled to contribution. We may be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus has been passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014 incorporated by reference in this prospectus have been audited by CohnReznick LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, which includes an explanatory paragraph relating to the ability of Metalico, Inc. to continue as a going concern, and have been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room, which is located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet website, which is located at http://www.sec.gov/, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Copies of our SEC filings are also available through our website, which is located at http://www.metalico.com/, as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC. The information contained on our web site is not part of this prospectus.

This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act with respect to the shares of common stock covered hereby. As permitted by the SEC’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference room and web site of the SEC or our company referred to above.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed or incorporated by reference as an exhibit to the registration statement or as an exhibit to our Exchange Act filings, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents are specifically incorporated by reference into this prospectus:

•	our annual report on Form 10-K for the year ended December 31, 2014 , filed with the SEC on April 15, 2015;

•	our current reports on Form 8-K filed with the SEC on October 21, 2014, February 4, 2015, February 23, 2015, February 26, 2015, March 3, 2015, March 11, 2015 and March 27, 2015 (in each case, other than any portions of such filings that were furnished, pursuant to Item 2.01 or Item 7.01 or other applicable SEC rules, rather than filed); and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 10, 2005, and any amendments or reports filed for the purpose of updating that description, including the current report on Form 8-K filed with the SEC on February 4, 2015.

In addition to the foregoing, we incorporate by reference all documents that we file with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (i) after the date of the registration statement relating to this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. We will provide this information upon written or oral request at no charge to the requester. The request for this information must be made to the following:

Metalico, Inc.

186 North Avenue East

Cranford, New Jersey 07016

(908) 497-9610

Attention: General Counsel